SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                    FORM 8-K



                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




                                  June 21, 2000
                                 Date of Report
                      (Date of earliest event reported)



                           WORLD DIAGNOSTICS, INC.
                           -----------------------
            (Exact name of registrant as specified in its charter)


              Delaware             000-27627              65-0742342
        ------------------       -------------        ---------------
          (State or other         (Commission           (IRS Employer
          jurisdiction of         File Number)       Identification No.)
          incorporation)


              15271 N.W. 60th AVENUE, MIAMI LAKES, FLORIDA 33014
              --------------------------------------------------
            (Address of registrant's principal executive offices)




                                (305) 827-3304
                                --------------
             (Registrant's telephone number, including area code)

Items 5.    Other Events.

WORLD DIAGNOSTICS, INC.
COMPLETES $500,000 PRIVATE PLACEMENT OF EQUITY UNITS

The Company completed a private placement of $500,000, consisting of units of 3,572 shares of the Company's Common Stock priced at $7.00 per share and warrants, exercisable at $7.00 per share or exchangeable, without additional cash consideration, but subject to certain restrictions and lock-up provisions, for an additional 3,572 shares per unit of the Company's Common Stock. The proceeds will be used for general working capital purposes.



                           FORWARD LOOKING STATEMENTS


Statements used in this press release that relate to future plans, events, financial reports or performance are forward-looking statements as defined under the private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks, uncertainties and assumptions, including, but not limited to, market acceptance of the Company's products, adverse economic and market conditions, government regulation and regulatory uncertainties, as well as other risks and uncertainties detailed from time to time in the Company's periodic repots filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. World Diagnostics Inc. undertakes no obligation to republish or revise forward-looking statements to reflect anticipated or unanticipated events or circumstances after the date hereof.




                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    WORLD DIAGNOSTICS, INC.


                                    By:   /s/ Ken Peters
                                          ------------------------------------
                                          Ken Peters
                                          President


Date: June 27, 2000